News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(908) 953-6249

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Names Henry E. Dubois President and CEO

BASKING RIDGE, N.J., MONDAY, APRIL 8, 2013 -- Hooper Holmes (NYSE MKT:HH) today announced an executive management appointment designed to improve operating performance, strengthen customer service and build shareholder value.

Henry E. Dubois has been appointed President and Chief Executive Officer and will become a member of the Company's Board of Directors. Mr. Dubois has been advising Hooper Holmes on business strategy and financial operations since January 2013. Mr. Dubois, 51, has been a senior executive and corporate advisor for more than 25 years, with experience in acquisition and organic growth strategies, corporate restructurings and recapitalizations.

"Hooper Holmes has impressive capabilities to mobilize a growing network of health professionals across the United States. My goals are to strengthen our assets, complete the operational transformation projects underway, and maximize shareholder value," said Henry E. Dubois. "I believe our business has significant growth opportunities in Health and Wellness, and that we can make quick, further progress in aligning the costs of our life insurance business with current revenue. I look forward to working with all the Company's stakeholders to stabilize and profitably grow our business."

"This announcement reflects the Board's commitment to bringing in new talent to improve both our financial and strategic rigor. Henry has significant business, operational, and implementation experience that will benefit Hooper Holmes and contribute to long term shareholder value," said Ron Aprahamian, Chairman of the Board of Hooper Holmes. “Because of the work Henry has been doing for the Company since early January, he is well equipped to assume this expanded role and has already been working closely with the Company's leadership team, banker and investment banker to enhance the Company's strategy and operations.”

Since 2011, Mr. Dubois has been a partner at Tatum, LLC, a firm offering consulting services to accelerate business performance and create value. In previous roles, he served as Executive Vice President and Chief Financial Officer of GeoEye, Inc., a global supplier of high resolution satellite and aerial imagery; President, Chief Operating Officer and Chief Financial Officer of DigitalGlobe, Inc., an owner/operator of high resolution imaging satellites; Chief Executive Officer and Chief Financial Officer of an Asia Pacific Telecommunication company; and Senior Vice President of an Asia Pacific conglomerate in Jakarta, Indonesia. He also served as a consultant with Booz, Allen & Hamilton and began his career as an internal auditor and finance supervisor for Exxon Corporation. He earned his Bachelor of Arts degree in mathematics from the College of the Holy Cross and his Master of Management degree from the J. L. Kellogg Graduate School of Management at Northwestern University.

Mr. Dubois' appointment follows the departure of Ransom J. Parker, who served as President and Chief Executive Officer of Hooper Holmes since September 2010.

About Hooper Holmes

Hooper Holmes is a leader in collecting personal health data and transforming it into useful information, enabling customers to take actions that manage or reduce their risks and expenses. With presence in hundreds of markets and a network of thousands of examiners, Hooper Holmes can arrange a medical exam anywhere in the U.S. and deliver the results to its customers.

Hooper Holmes has four divisions. Portamedic provides a wide range of medical exam services nationwide. Heritage Labs tests millions of samples annually and helps life insurers improve underwriting performance by better applying the predictive powers of today's tests. Hooper Holmes Health & Wellness performs risk assessment and risk management services including biometric screenings, health risk assessments and onsite wellness coaching for wellness companies, disease management organizations, clinical research organizations and health plans. Hooper Holmes Services reduces the insurance sales cycle through integrated data collection, tele-interviewing and underwriting services.
This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are our ability to successfully implement our business strategy; uncertainty as to our working capital requirements over the next 12 to 24 months; our ability to maintain compliance with the financial covenant in our credit facility; our expectations regarding our operating cash flows; and the rate of life insurance application activity. Additional information about these and other factors that could affect the Company's business is set forth in the Company's annual report on Form 10-K for the year ended December 31, 2012, filed with the Securities and Exchange Commission on April 1, 2013. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.
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